EXHIBIT 99.01

News Release

Investor Contact:	Trade Press Contact:
Michael Magaro	David Viera
Investor Relations	Corporate Communications
(925) 290-4321	(925) 290-4681
ir@formfactor.com	dviera@formfactor.com

FormFactor, Inc. Reports Fourth Quarter and Annual Results

LIVERMORE, Calif. — January 28, 2010— FormFactor, Inc. (Nasdaq: FORM) today announced its financial results for the fourth quarter of fiscal 2009, that ended on December 26, 2009. Quarterly revenues were $33.0 million, down 24.6% from $43.8 million in the third quarter of fiscal 2009, and down 17.3% from $39.9 million in the fourth quarter of fiscal 2008.

For fiscal 2009, FormFactor posted revenue of $135.3 million, down 35.6% from $210.2 million in fiscal 2008.

Net loss for the fourth quarter of fiscal 2009 was $28.0 million or $(0.56) per share, compared to a net loss for the third quarter of fiscal 2009 of $23.9 million or $(0.48) per share and a net loss for the fourth quarter of fiscal 2008 of $30.0 million or $(0.61) per share. Net loss for fiscal 2009 was $155.7 million or $(3.15) per share, compared to a net loss for fiscal 2008 of $80.6 million or $(1.65) per share.

On a non-GAAP basis, net loss for the fourth quarter of fiscal 2009 was $22.8 million or $(0.46) per share, compared to a net loss for the third quarter of fiscal 2009 of $19.4 million or $(0.39) per share and a net loss for the fourth quarter of fiscal 2008 of $23.6 million or $(0.48) per share. On a non-GAAP basis, net loss for fiscal 2009 was $88.6 million or $(1.79) per share, compared to a net loss for fiscal 2008 of $57.0 million or $(1.17) per share. A reconciliation of GAAP to non-GAAP net loss and net loss per share is provided in the schedules included below.

“Although our Q4 results reflect delays in the timing of our customers’ technology transitions, tooling cycles and volume plans, exiting the quarter, we are encouraged by the uptake in interest and orders we experienced from a broader customer base,” said Mario Ruscev, CEO of FormFactor.  “In 2009, in addition to delivering new technologies for our existing products, which helped us expand our share and customer reach, we also launched our next generation DRAM and Flash memory wafer probe cards incorporating our new product architectures.  We are pleased by the customer reception of our new products, and we believe that these new technologies and products are critical to meeting customers’ reduced lead times and enabling FormFactor’s growth and expansion into markets we have not fully addressed.  Although the timing of the recovery is still uncertain, we remain confident that we will return to growth in 2010.”

The company has posted its revenue breakdown by region and market segment and GAAP to non-GAAP reconciliation information on the Investors section of its website at www.formfactor.com. FormFactor will conduct a conference call at 1:30 p.m. PST, or 4:30 p.m. EST, today. The public is invited to listen to a live web cast of FormFactor’s conference call on the Investors section of the company’s website at www.formfactor.com. A telephone replay of the conference call will be available approximately two hours after the conclusion of the call. The telephone replay will be available through February 1, 2010, 9:00 p.m. Pacific Standard Time, and can be accessed by dialing 888-203-1112 (domestic) or 719-457-0820 (international) and entering confirmation code 1210545.

About FormFactor:

Founded in 1993, FormFactor, Inc. (Nasdaq: FORM) is the leader in advanced wafer probe cards, which are used by semiconductor manufacturers to electrically test integrated circuits, or ICs. The company’s wafer sort, burn-in and device performance testing products move IC testing upstream from post-packaging to the wafer level, enabling semiconductor manufacturers to lower their overall production costs, improve yields, and bring next-generation devices to market. FormFactor is headquartered in Livermore, California with operations in Europe, Asia and North America. For more information, visit the company’s website at www.formfactor.com.

###

FormFactor and the FormFactor logo are registered trademarks of FormFactor, Inc.  All other product, trademark, company or service names mentioned herein are the property of their respective owners.

Forward-looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the federal securities laws, including statements regarding operations, business outlook, demand for our products and future growth. These forward-looking statements are based on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results might differ materially from those in any forward-looking statement due to various factors, including, but not limited to: changes in the market environment, including the demand for certain semiconductor devices, including DRAM and Flash memory devices; the company’s ability to align its operating plans and structure with the current business environment to improve its operating efficiency; the company’s ability to develop innovative testing technologies, to timely deliver and qualify new products that meet its customers’ reduced lead times, testing requirements and lower their overall cost of test, and that enable the company to grow and expand into markets it has not fully addressed; and the timing of customers’ technology transitions, tooling cycles and volume ramps and their effect on the company’s future growth.  Additional information concerning factors that could cause actual events or results to differ materially from those in any forward-looking statement is contained in the company’s Form 10-K for the annual period ended December 27, 2008 and the company’s filings on Form 10-Q for the quarterly periods in its fiscal 2009 as filed with the Securities and Exchange Commission (“SEC”), and subsequent SEC filings. Copies of the company’s SEC filings are available at http://investors.formfactor.com/edgar.cfm. The company assumes no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements.

FORMFACTOR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 26,	December 27,	December 26,	December 27,
	2009	2008	2009	2008

Revenues	$32,995	$39,889	$135,335	$210,189
Cost of revenues	35,797	39,300	135,804	173,926
Gross profit (loss)	(2,802)	589	(469)	36,263

Operating expenses:
Research and development	15,686	16,221	57,509	65,509
Selling, general and administrative	16,489	26,170	78,428	95,208
Restructuring charges	837	473	8,780	9,157
Impairment of long-lived assets	—	4,400	—	4,400
Total operating expenses	33,012	47,264	144,717	174,274
Operating loss	(35,814)	(46,675)	(145,186)	(138,011)

Interest income, net	711	1,638	3,282	12,446
Other income (expense), net	385	249	(535)	653
Loss before income taxes	(34,718)	(44,788)	(142,439)	(124,912)
Provision for (benefit from) income taxes	(6,755)	(14,828)	13,214	(44,291)

Net loss	$(27,963)	$(29,960)	$(155,653)	$(80,621)

Net loss per share:
Basic and Diluted	$(0.56)	$(0.61)	$(3.15)	$(1.65)

Weighted-average number of shares used in per share calculations:

Basic and Diluted	49,755	49,061	49,483	48,905

Reconciliation of Non-GAAP Net loss:

	Three Months Ended		Twelve Months Ended
	December 26,	December 27,	December 26,	December 27,
	2009	2008	2009	2008

GAAP Net loss	$(27,963)	$(29,960)	$(155,653)	$(80,621)
Deferred tax valuation allowance	—	—	44,683	—
Stock-based compensation related to option modification, net of related income-tax impact *	39	—	1,616	—
Stock-based compensation, net of related income-tax impact *	4,325	3,326	14,926	15,265
Restructuring charges, net of related income-tax impact	787	292	5,805	5,653
Impairment of long-lived assets, net of related income-tax impact	—	2,717	—	2,717
Non-GAAP Net loss	$(22,812)	$(23,625)	$(88,623)	$(56,987)

Non-GAAP Net loss per share:
Basic and Diluted	$(0.46)	$(0.48)	$(1.79)	$(1.17)

Weighted-average number of shares used in per share calculations:
Basic and Diluted	49,755	49,061	49,483	48,905

*  There was no related income tax impact to stock-based compensation in the third and fourth quarters of fiscal 2009 as a result of the valuation allowance recorded after the second quarter.

FORMFACTOR, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	December 26,	December 27,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$122,043	$337,926
Marketable securities	327,192	184,968
Accounts receivable, net	29,412	34,127
Inventories	25,548	18,788
Deferred tax assets, net	3,296	23,039
Refundable income taxes	26,774	29,413
Prepaid expenses and other current assets	12,346	14,702
Total current assets	546,611	642,963

Restricted cash	680	680
Property and equipment, net	97,758	113,813
Deferred tax assets, net	68	20,580
Other assets	8,717	7,674
Total assets	$653,834	$785,710

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$29,250	$33,214
Accrued liabilities	22,948	25,693
Income taxes payable	481	1,904
Deferred revenue	10,856	4,946
Deferred rent	469	452
Total current liabilities	64,004	66,209
Long-term income taxes payable	6,423	7,732
Deferred rent and other liabilities	5,626	5,705
Total liabilities	76,053	79,646
Stockholders’ equity
Common stock, $0.001 par value	50	49
Additional paid-in capital	630,333	602,295
Accumulated other comprehensive income	1,253	1,922
Accumulated deficit	(53,855)	101,798
Total stockholders’ equity	577,781	706,064
Total liabilities and stockholders’ equity	$653,834	$785,710